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                                                                   10(iii)(A)(i)


                         AMERICAN GREETINGS CORPORATION

                     Agreement to Defer Stock Option Gains
                     -------------------------------------

         THIS AGREEMENT TO DEFER STOCK OPTION GAINS (this "Agreement") dated December 15, 1997 between American Greetings Corporation (the "Company") and Morry Weiss (the "Optionee"),

                                  WITNESSETH:

         WHEREAS, the Board of Directors of the Company (the "Board") awarded the Optionee on January 25, 1988 options under which the Optionee has the right to purchase 510,000 Class B Common Shares of the Company (the "Option");

         WHEREAS, pursuant to the terms of the Stock Option Agreement entered into between the Company and the Optionee to evidence the Option (the "Option Agreement"), the Optionee currently has the right to exercise the Option in full for cash or, subject to approval by the Board, by delivery of Common Shares of either class of the Company ("Common Shares"); and

         WHEREAS, the Optionee desires to waive certain rights under the Option Agreement in consideration for deferral of delivery of certain of the Common Shares issuable upon exercise of the Option.

         NOW THEREFORE, in consideration of the promises herein set forth and other good and valuable consideration had and received, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                            ARTICLE I - DEFINITIONS

         The following words and phrases when used in this Agreement shall have the following meanings:

         1. "ADMINISTRATOR" shall mean the Compensation Committee of the Board or such other person or persons as designated by the Board.

         2. "BENEFICIARY" shall mean the person(s) to whom the Optionee's Account (as defined herein) is payable upon his death. The Optionee may, by written instrument delivered to the Administrator during the Optionee's lifetime, designate one or more primary and contingent Beneficiaries to receive amounts payable from his Account following his death and may designate the proportions in which such Beneficiaries are to receive such payment. The Optionee may change such designation from time to time, and the last written designation filed with the Administrator prior to the Optionee's death shall control. If the Optionee fails to specifically designate a Beneficiary or if no designated Beneficiary survives the Optionee, payment shall be made by the Administrator to the Optionee's estate.


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         3.       "CHANGE IN CONTROL" shall mean (a) a filing pursuant to any federal or state law in connection with any tender offer for shares of the Company (other than a tender offer by the Company), (b) the signing of any agreement for the merger or consolidation of the Company with another corporation or for the sale of all or substantially all of the assets of the Company, (c) the adoption of any resolution of reorganization or dissolution of the Company by the shareholders, (d) any other event or series of events, which, in the opinion of the Board, will or is likely to, if carried out, result in a change in control of the Company, or (e) if, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each Director of the Company first elected during such period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors of the Company at the beginning of any such period).

         4. "CODE" shall mean the Internal Revenue Code of 1986 as amended.

         5. "DISABILITY" shall mean a physical or mental condition of the Optionee resulting from a bodily injury, disease, or mental disorder which renders him incapable of continuing in the employment of the Company. Such Disability shall be determined by the Administrator based upon appropriate medical evidence and examination.

                              ARTICLE II - WAIVER

         The Optionee irrevocably waives his rights under the Option Agreement to (1) exercise the Option for cash at any time and (2) exercise the Option in any manner during the period commencing on the date hereof and ending at midnight, Cleveland time on April 24, 1998; provided, however, that such waiver shall be null and void in the event that during such period (a) the Optionee's employment is terminated by the Company, (b) the Optionee's employment terminates as a result of his death or Disability, or (c) there is a Change in Control of the Company.

                             ARTICLE III - DEFERRAL

         The Optionee irrevocably elects that if he shall exercise the Option, in whole or in part, after the expiration of the period referred to in Article II hereof:

         1. Payment of the exercise price for the portion of the Option being exercised shall be made in Common Shares which the Optionee owned for at least 6 months prior to the exercise date.

         2. As soon as practicable following exercise of the Option, the Company shall deliver to the Optionee a number of Common Shares covered by the Option equal to the number of Common Shares which were surrendered by the Optionee in payment of the exercise price.


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         3.       The delivery of the balance of the Common Shares issuable upon such exercise (the "Gain Shares") shall be deferred until April 25, 2001, (the "Deferral Period"), subject to and in accordance with Articles IV and V hereof. Notwithstanding the foregoing, the Deferral Period specified in the preceding sentence may (subject to approval by the Administrator) be extended (with respect to all or a specified portion of the Gain Shares) at the election of the Optionee; provided, however, that (a) any such election must be made in writing
                  (in accordance with rules established by the Administrator) at least six (6) months prior to the expiration of such Deferral Period, and (b) such extension must be for a period of between three (3) and five (5) years.

                         ARTICLE IV - DEFERRAL ACCOUNT

         The Company shall maintain an account on its books in the name of the Optionee (the "Account") which shall be administered as follows:

         1. The Account shall consist of two Sub-Accounts -- (a) the "Common Share" Sub-Account and (b) the "Cash" Sub-Account. The Common Share Sub-Account shall initially be credited with the number of Gain Shares. Such Sub-Account shall be deemed to be invested in Common Shares of the class covered by the Option and shall be credited with stock dividends declared thereon. Appropriate adjustments in the Common Share Sub-Account shall be made as equitably required to prevent dilution or enlargement of the Sub-Account from any stock dividend, stock split, reorganization or other such corporate transaction or event. The Cash Sub-Account shall be credited with an amount equal to the amount of the cash dividend paid periodically with respect to Common Shares multiplied by the number of Common Shares credited to the Common Share Sub-Account as of the record date for the corresponding cash dividend, PLUS, IF APPLICABLE, ANY ACTUAL EARNINGS CREDITED TO THE CASH SUB-ACCOUNT FOLLOWING THE ESTABLISHMENT OF THE GRANTOR TRUST DESCRIBED IN PARAGRAPH 3 BELOW.

         2. The value of the Optionee's Account shall be determined from time to time by the Administrator in the following manner:

                  (a) The Account shall be valued as of each December 31 or more frequently as agreed upon by the Administrator, and shall again be valued as of the date that an Optionee receives any payment under the Agreement, in accordance with the procedures established by the Administrator.

                  (b) All allocations to the Account shall be deemed to have been made on the applicable valuation date in the manner set forth in this paragraph, even though actually determined at a later date.



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         3.       All amounts which are credited to the Account shall be
                  credited solely for purposes of accounting and computation and shall remain assets of the Company subject to the claims of the Company's general creditors. This Agreement is designed to be unfunded, with amounts payable hereunder being paid from the general assets of the Company. Notwithstanding the foregoing, the Company may, but is not required to, deposit the Gain Shares in a grantor trust for the purpose of securing the benefits to be provided to the Optionee pursuant to this Agreement. IN THE EVENT THAT THE GAIN SHARES ARE DEPOSITED IN A GRANTOR TRUST, THE OPTIONEE SHALL HAVE NO AUTHORITY OR RESPONSIBILITY TO REDIRECT THE INVESTMENT OF SUCH GAIN SHARES AND SUCH GAIN SHARES SHALL AT ALL TIMES BE DEEMED INVESTED IN COMMON SHARES OF THE CLASS COVERED BY THE OPTION. The assets of any such trust shall at all times be subject to the claims of the Company's general creditors in the event of insolvency or bankruptcy.

                           ARTICLE V - DISTRIBUTIONS

         1. On each June 30 and December 31 while the Agreement is in effect, the Optionee shall be paid a lump sum distribution in cash equal to the balance credited to his Cash Sub-Account and such balance shall be reduced to zero.

         2. The Optionee shall receive a distribution of his Account as soon as practicable following the earliest of (a) his termination of employment with the Company for any reason, whether voluntary or involuntary (with or without cause),
                  (b) the expiration of the Deferral Period or (c) a Change in Control.

         3. In the event of the death or Disability of the Optionee, the Optionee's Account shall be paid to the Optionee's Beneficiary or guardian (as the case may be) within 30 days following the date on which the Company is notified or otherwise determines that such event has occurred.

         4. Distributions from the Optionee's Account shall be made in a single lump sum payment unless the Optionee elects to receive such payment in the form of annual installment payments over a three (3) or five (5) year period. Any election to receive installment payments must be made in writing (in accordance with rules established by the Administrator) at least six (6) months prior to the date on which the payment is due to be made. Notwithstanding the foregoing, any remaining installment payments shall be accelerated and paid in a single payment in the event of the death of the Optionee, a Change in Control of the Company or the Optionee's involuntary termination of employment from the Company. All payments under the Agreement (except for the semi-annual distributions from the Cash Sub-Account described in paragraph 1 above) shall be in the form of Common Shares of the class covered by the Option (with any fractional shares being paid in cash).



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         5.       Notwithstanding the foregoing provisions of this Article V, if the deduction of all or any portion of a payment or distribution otherwise due to be made by the Company under the Agreement would be disallowed solely by reason of Code Section 162(m) but for the operation of this paragraph, then such payment or distribution (or portion thereof) shall be deferred and made at the earliest time that Section 162(m) would not apply to disallow the corresponding deduction by the Company.

         6. Distributions under the Agreement shall be subject to all applicable withholding taxes.

                           ARTICLE VI- MISCELLANEOUS

         1. GENERAL PROVISIONS. This Agreement shall be governed by the laws of the State of Ohio. This Agreement may be amended only by a written instrument executed by both of the parties hereto. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. If any provision of this Agreement is found to be unenforceable, the balance of this Agreement shall not be affected thereby.

         2. AUTOMATIC TERMINATION. Notwithstanding anything to the contrary contained in this Agreement, the Agreement shall automatically terminate (and the Optionee's Account shall be immediately distributed in a single lump sum) in the event it is determined by the Company that, based upon a change in the federal tax laws, a published ruling, regulation or final decision issued by the Internal Revenue Service or the Department of Labor or by a court of competent jurisdiction that (a) the Agreement is considered "funded" for purposes of Title I of ERISA, (b) there is a transfer of property for purposes of Section 83 of the Code resulting in a currently taxable benefit to be realized by the Optionee or a Beneficiary pursuant to the "economic benefit" doctrine, or (c) pursuant to Section 451 of the Code, amounts are includable as compensation in the gross income of the Optionee or Beneficiary in a taxable year that is prior to the year or years in which such amounts are actually distributed or made available thereto.

         3. EFFECT OF PRIOR AGREEMENTS. The provisions of any and all Agreements to Defer Stock Option Gains between the Company and the Optionee are hereby superseded in their entirety by the provisions of this Agreement.

         4.       ADMINISTRATION.


                  (a) The Administrator may adopt such rules of procedure as it deems desirable for the conduct of its affairs, except to the extent that such rules conflict with the provisions of the Agreement.

                  (b) The Administrator shall have the following rights, powers and duties: (i) Subject to the terms of this Agreement (including without limitation the claims procedure in paragraph 5 below), the decision of the Administrator in matters within its jurisdiction shall be final, binding and conclusive upon the Company and upon any other person affected by such



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                           decision. (ii) The Administrator shall have the duty
                           and authority to interpret and construe the provisions of the Agreement, to decide any question which may arise regarding the rights of the Optionee and his Beneficiaries, and the amounts of their respective interests, to adopt such rules and to exercise such powers as the Administrator may deem necessary for the administration of the Agreement, and to exercise any other rights, powers or privileges granted to the Administrator by the Board under the terms of the Agreement. (iii) The Administrator shall maintain full and complete records of its decisions. The Administrator shall within a reasonable time after the end of each calendar year provide the Optionee with a detailed report of the status of the Account.

                  (c) No fee or compensation shall be paid to any person for services as the Administrator.

         5. CLAIMS PROCEDURE. If a claim for benefits under the Agreement is wholly or partially denied, notice of the decision shall be furnished to the claimant by the Administrator within a reasonable period of time after receipt of a claim by the Administrator. Any claimant who is denied a claim shall be furnished written notice setting forth the specific reason or reasons for the denial; specific reference to the pertinent provision of the Agreement upon which the denial is based; a description of any additional material or information necessary for the claimant to perfect the claim; and an explanation of the claim review procedure. In order that a claimant may appeal a denial of a claim, the claimant or the claimant's duly authorized representative may: request a review by written application to the Administrator, or its designate, no later than 60 days after receipt by the claimant of written notification of denial of a claim; review pertinent documents; and submit issues and comments in writing. A decision on review of a denied claim shall be made not later than 60 days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than 120 days after receipt of a request for review. The decision on review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent provisions of the Agreement on which the decision is based. If a claimant disagrees with the decision on review, he shall have 30 days from receipt of the decision on review to demand binding confidential arbitration before three arbitrators in Cleveland, Ohio under Ohio law and the rules of the Center for Public Resources or American Arbitration Association (as the claimant may choose) for arbitration of employment disputes as his sole remedy. The award of the arbitrator shall be enforceable under 9 USC Sections 1-16 in any Court of competent jurisdiction.

         6. NO ASSIGNMENT OF BENEFIT. It is a condition of this Agreement and all rights of the Optionee shall be subject thereto, that no right or interest of the Optionee shall be assignable or subject to execution, garnishment, attachment, pledge, bankruptcy or levy of any kind, but excluding devolution by death or mental incompetency. Further, no interest of the Optionee and no benefit payable hereunder shall be assigned as security for a loan, and any such purported assignment shall be null, void and of no effect, nor shall any such interest of any such benefit be subject in any manner, either voluntarily or involuntarily, to anticipation, sale, transfer, assignment, or encumbrance by or through the Optionee. If any attempt is made to alienate, pledge or charge any



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such interest of any such benefit or any debt, liabilities in tort or contract, or otherwise, of the Optionee contrary to the prohibitions of the preceding sentence, then the Administrator in his discretion may suspend or forfeit the interest of the Optionee and during the period of such suspension, or in the case of forfeiture, the Administrator shall hold such interest for the benefit of or shall make the payments to which the Optionee would otherwise be entitled to, to the Optionee's spouse, children or other relatives to be selected in the sole discretion of the Administrator.

         7. SUCCESSORS. The provisions of the Agreement are binding upon and inure to the benefit of the Company, its successors and assigns, and the Optionee, his Beneficiaries, heirs, and legal representatives.

         8. NO GUARANTEE OF EMPLOYMENT. Nothing contained in the Agreement shall be construed as a contract of employment or deemed to give the Optionee the right to be retained in the employ of the Company or any equity or other interest in the assets, business or affairs of the Company.

         9. NOTIFICATION OF ADDRESSES. The Optionee and each Beneficiary shall file with the Administrator, from time to time, in writing, the post office address of the Optionee, the post office address of each Beneficiary, and each change of post office address. Any communication, statement or notice addressed to the last post office address filed with the Administrator (or if no such address was filed with the Administrator, then to the last post office address of the Optionee or Beneficiary as shown on the Company's records) shall be binding on the Optionee and each Beneficiary for all purposes of the Agreement and neither the Administrator nor the Company shall be obliged to search for or ascertain the whereabouts of the Optionee or any Beneficiary.


         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the date first above written.


                                 AMERICAN GREETINGS CORPORATION



                                 By: /s/ Harvey Levin
                                    ----------------------------------
                                 Title: Sr. V.P. Human Resources
                                       -------------------------------


                                 /s/ Morry Weiss
                                 -------------------------------------
                                 Morry Weiss



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